CALIFORNIA INVESTMENT TRUST

                AMENDED AND RESTATED OPERATING EXPENSES AGREEMENT

      THIS AMENDED AND RESTATED OPERATING EXPENSES AGREEMENT (the "Agreement") is effective as of the 1st day of January 2007, by and between CALIFORNIA INVESTMENT TRUST, a Delaware statutory trust (hereinafter called the "Trust"), on behalf of each series of the Trust listed in Appendix A hereto, as may be amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds"), and CCM PARTNERS, a limited partnership organized and existing under the laws of the State of California (hereinafter called the "Advisor").

                                   WITNESSETH:

      WHEREAS, the Advisor renders advice and services to the Funds pursuant to the terms and provisions of the Investment Advisory Agreement between the Trust and the Advisor dated January 1, 2007 (the "Investment Advisory Agreement"); and

      WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to the Investment Advisory Agreement that have not been assumed by the Advisor; and

      WHEREAS, the Advisor desires to limit the Funds' respective Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of the Funds) desires to allow the Advisor to implement those limits;

      NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

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

      1. Limit on Operating Expenses. The Advisor hereby agrees to limit each Fund's Operating Expenses to the respective annual rate of total Operating Expenses specified for that Fund in Appendix A of this Agreement (the "Expense Caps").

      2. Definition. For purposes of this Agreement, the term "Operating Expenses" with respect to a Fund is defined to include all expenses necessary or appropriate for the operation of the Fund including the Advisor's investment advisory or management fee as described in the Investment Advisory Agreement, and other expenses described in the Investment Advisory Agreement, but does not include any Rule 12b-1 fees, front-end or contingent deferred loads, shareholder servicing fees, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

      3. Reimbursement of Fees and Expenses. The Advisor, pursuant to the Investment Advisory Agreement, retains its right to receive reimbursement of reductions of its investment advisory fee and Operating Expenses paid by it that are not its responsibility as described in the Investment Advisory Agreement.

      4. Recoupment Balance. Any fee reduced by the Advisor, or Operating Expenses paid by it (collectively, "subsidies"), pursuant to this Agreement may be reimbursed by a Fund to the Advisor no later than the end of the third fiscal year following the year to which the subsidy relates if the aggregate expenses for that period do not exceed any more restrictive limitation to which the Advisor has agreed (subsidies available for reimbursement to the Advisor under this paragraph are collectively referred to as the "Recoupment Balance") and the Board of Trustees approves the reimbursement. For example, subsidized Operating Expenses relating to the period September 1, 2002 through August 31, 2003 would no longer be eligible for reimbursement after September 1, 2006. The Advisor generally seeks reimbursement on a rolling three-year basis whereby the oldest subsidies are recouped first. The Advisor may not request or receive reimbursement of the Recoupment Balance before payment of the Fund's operating expenses for the current year and cannot cause the Fund to exceed the Expense Cap or any other agreed upon expense limitation for that year in making such reimbursement. The Advisor agrees not to request or seek reimbursement of subsidized Operating Expenses that are no longer eligible for reimbursement.

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

      5. Term. This Agreement shall become effective as of November 11, 2003 and shall remain in effect until August 31, 2004, unless sooner terminated as provided in Paragraph 6 of this Agreement. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by the Board of Trustees of the Trust (and separately by the disinterested Trustees of the Trust).

      6. Termination. This Agreement may be terminated at any time by the Trust on behalf of any one or more of the Funds or by the Board of Trustees of the Trust, upon sixty (60) days' written notice to the Advisor without payment of any penalty. The Advisor may decline to renew this Agreement by written notice to the Trust at least thirty (30) days before its annual expiration date.

      7. Assignment. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

      8. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

      9. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction of effect.

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

      10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.


CALIFORNIA INVESTMENT                  CCM PARTNERS
TRUST

By:                                    By:
       --------------------------                  -----------------------------
Name:                                  Name:
       --------------------------                  -----------------------------
Title:                                 Title:
       --------------------------                  -----------------------------

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



                                   Appendix A
                           (updated November 11, 2003)

-------------------------------- ----------------------------- -----------------
Fund                                     Operating               Effective Date
                                       Expense Limit
-------------------------------- ----------------------------- -----------------
o    U.S. Government Securities  Undesignated Class - 1.00%    December 4, 1985
     Fund                        Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    Short-Term U.S. Government  Undesignated Class - 1.00%    January 18, 2000
     Bond Fund                   Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    The United States Treasury  Undesignated Class - 1.00%    April 26, 1989
     Trust                       Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    S&P 500 Fund                Undesignated Class - 1.00%    April 20, 1992
                                 Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    S&P MidCap Fund             Undesignated Class - 1.00%    April 20, 1992
                                 Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    S&P SmallCap Fund           Undesignated Class - 1.00%    October 2, 1996
                                 Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    Equity Income Fund          Undesignated Class - 1.00%    September 4, 1996
                                 Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    Nasdaq-100 Index Fund       Undesignated Class - 1.00%    January 18, 2000
                                 Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------
o    European Growth & Income    Undesignated Class - 1.00%    January 18, 2000
     Fund                        Class K - 1.50%               October 31, 2003
-------------------------------- ----------------------------- -----------------


CALIFORNIA INVESTMENT TRUST           CCM PARTNERS

By:                                   By:
       -------------------------                  ------------------------------
Name:                                 Name:
       -------------------------                  ------------------------------
Title:                                Title:
       -------------------------                  ------------------------------
Date:                                 Date:
       -------------------------                  ------------------------------

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